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                                                                    EXHIBIT 99.A

                                    FORM OF
                       SUB-INVESTMENT ADVISORY AGREEMENT

                           SMITH BARNEY INCOME FUNDS
                    (Smith Barney Premium Total Return Fund)

_______________, 1999

Dear Sirs:

     Smith Barney Income Funds (the "Company"), a trust organized under the laws of the Commonwealth of Massachusetts, on behalf of Smith Barney Premium Total Return Fund (the "Fund"), and SSBC Fund Management Inc. (the "Adviser") each confirms its agreement with Salomon Brothers Asset Management Inc. (the "Sub-Adviser") as follows:

1.   Investment Description; Appointment

     The Company desires to employ its capital relating to the Fund by investing and reinvesting in investments of the kind and in accordance with the investment objective(s), policies and limitations specified in its Master Trust Agreement, as amended from time to time (the "Master Trust Agreement"), in the Prospectus relating to the Fund (the "Prospectus") and the Statement of Additional Information relating to the Fund (the "Statement") filed with the Securities and Exchange Commission as part of the Company's Registration Statement on Form N-1A, as amended from time to time, and in the manner and to the extent as may from time to time be approved by the Board of Trustees of the Company (the "Board"). Copies of the Prospectus, the Statement and the Master Trust Agreement have been or will be submitted to the Sub-Adviser. The Company agrees to provide copies of all amendments to the Prospectus, the Statement and the Master Trust Agreement to the Sub-Adviser on an on-going basis. The Company employs the Adviser as the investment adviser to the Fund, and the Company and the Adviser desire to employ and hereby appoint the Sub-Adviser to act as the sub-investment adviser to the Fund. The Sub-Adviser accepts the appointment and agrees to furnish the services for the compensation set forth below.

2.   Services as Sub-Investment Adviser

     Subject to the supervision, direction and approval of the Board of the Company and the Adviser, the Sub-Adviser will: (a) manage the Fund's portfolio in accordance with the Fund's investment objective(s) and policies as stated in the Master
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Trust Agreement, the Prospectus and the Statement; (b) make investment decisions for the Fund; (c) place purchase and sale orders for portfolio transactions for the Fund; and (d) employ professional portfolio managers and securities analysts who provide research services to the Fund. In providing those services, the Sub-Adviser will conduct a continual program of investment, evaluation and, if appropriate, sale and reinvestment of the Fund's assets.

3.   Brokerage

     In selecting brokers or dealers to execute transactions on behalf of the Fund, the Sub-Adviser will seek the best overall terms available. In assessing the best overall terms available for any transaction, the Sub-Adviser will consider factors it deems relevant, including, but not limited to, the breadth of the market in the security, the price of the security, the financial condition and execution capability of the broker or dealer and the reasonableness of the commission, if any, for the specific transaction and on a continuing basis. In selecting brokers or dealers to execute a particular transaction, and in evaluating the best overall terms available, the Sub-Adviser is authorized to consider the brokerage and research services (as those terms are defined in Section 28(e) of the Securities Exchange Act of 1934) provided to the Fund and/or other accounts over which the Sub-Adviser or its affiliates exercise investment discretion.

4.   Information Provided to the Company

     The Sub-Adviser will keep the Adviser and the Company informed of developments materially affecting the Fund and will, on its own initiative, furnish the Adviser and the Company from time to time with whatever information the Sub-Adviser believes is appropriate for this purpose.

5.   Standard of Care

     The Sub-Adviser shall exercise its best judgment in rendering the services listed in paragraphs 2 and 3 above. The Sub-Adviser shall not be liable for any error of judgment or mistake of law or for any loss suffered by the Fund and the Adviser in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect the Sub-Adviser against any liability to the Adviser, the Company or the shareholders of the Fund to which the Sub-Adviser would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence on its part in the performance of its duties or by reason of the Sub-Adviser's reckless disregard of its obligations and duties under this Agreement.

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6.   Compensation

     In consideration of the services rendered pursuant to this Agreement, the Adviser will pay the Sub-Adviser on the first business day of each month a fee for the previous month at an annual rate based on the Fund's average daily net assets in an amount agreed to from time to time by the parties to this Agreement, but not to exceed the fee paid to the Adviser under its investment advisory agreement with the Fund. The fee for the period from the Effective Date (defined below) of the Agreement to the end of the month during which the Effective Date occurs shall be prorated according to the proportion that such period bears to the full monthly period. Upon any termination of this Agreement before the end of any month, the fee for such part of that month shall be prorated according to the proportion that such period bears to the full monthly period and shall be payable upon the date of termination of this Agreement. For the purpose of determining fees payable to the Sub-Adviser, the value of the Fund's net assets shall be computed at the times and in the manner specified in the Prospectus and/or the Statement.

7.  Expenses

     The Sub-Adviser will bear all expenses in connection with the performance of its services under this Agreement. The Fund will bear certain other expenses to be incurred in its operation, including, but not limited to, investment advisory fees payable to the Adviser and administration fees; fees for necessary professional and brokerage services; fees for any pricing service; the costs of regulatory compliance; and costs associated with maintaining the Company's legal existence and shareholder relations.

8.  Reduction of Fee

     If in any fiscal year the aggregate expenses of the Fund (including fees pursuant to this Agreement and the Fund's investment advisory agreement, but excluding interest, taxes, brokerage and extraordinary expenses) exceed the expense limitations of any state having jurisdiction over the Fund, the Sub-Adviser will reduce its fee by the proportion of such excess expense equal to the proportion that its fee thereunder bears to the aggregate of fees paid by the Fund for investment advice and administration in that year, to the extent required by state law. A fee reduction pursuant to this paragraph 8, if any, will be estimated, reconciled and paid on a monthly basis.

9.   Services to Other Companies or Accounts

     The Company understands that the Sub-Adviser now acts, will continue to act and may act in the future as investment adviser

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to fiduciary and other managed accounts, and as investment adviser to other investment companies, and the Company has no objection to the Sub-Adviser's so acting, provided that whenever the Fund and one or more other investment companies advised by the Sub-Adviser have available funds for investment, investments suitable and appropriate for each will be allocated in accordance with a formula believed to be equitable to each company. The Company recognizes that in some cases this procedure may adversely affect the size of the position obtainable for the Fund. In addition, the Company understands that the persons employed by the Sub-Adviser to assist in the performance of the Sub-Adviser's duties under this Agreement will not devote their full time to such service and nothing contained in this Agreement shall be deemed to limit or restrict the right of the Sub-Adviser or any affiliate of the Sub-Adviser to engage in and devote time and attention to other businesses or to render services of whatever kind or nature.

10.  Term of Agreement

     This Agreement shall become effective as of __________, 1999 (the "Effective Date") and shall continue for an initial two-year term and shall continue thereafter so long as such continuance is specifically approved at least annually by (i) the Board of the Company or (ii) a vote of a "majority" (as that term is defined in the Investment Company Act of 1940, as amended (the "1940 Act")) of the Fund's outstanding voting securities, provided that in either event the continuance is also approved by a majority of the Board who are not "interested persons" (as defined in the 1940 Act) of any party to this Agreement, by vote cast in person at a meeting called for the purpose of voting on such approval. This Agreement is terminable, without penalty, on 60 days' written notice, by the Board of the Company or by vote of holders of a majority of the Fund's shares, or upon 90 days' written notice, by the Sub-Adviser. This Agreement will also terminate automatically in the event of its assignment (as defined in the 1940 Act and the rules thereunder).

11.  Representation by the Company

     The Company represents that a copy of the Master Trust Agreement is on file with the Secretary of The Commonwealth of Massachusetts and with the Boston City Clerk.

12.  Limitation of Liability

     The Company, the Adviser and the Sub-Adviser agree that the obligations of the Company under this Agreement shall not be binding upon any of the members of the Board, shareholders, nominees, officers, employees or agents, whether past, present or future, of the Company, individually, but are binding only upon

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the assets and property of the Fund and not upon the assets and property of any other portfolio of the Company. The execution and delivery of this Agreement have been authorized by the Board and a majority of the holders of the Fund's outstanding voting securities, and signed by an authorized officer of the Company, acting as such, and neither such authorization by such members of the Board and shareholders nor such execution and delivery by such officer shall be deemed to have been made by any of them individually or to impose any liability on any of them personally, but shall bind only the assets and property of the Fund as provided in the Master Trust Agreement.

If the foregoing is in accordance with your understanding, kindly indicate your acceptance of this Agreement by signing and returning the enclosed copy of this Agreement.

                              Very truly yours,

                              SMITH BARNEY INCOME FUNDS
                              on behalf of its
                              Premium Total Return Fund

                              By:
                                 ----------------------------
                              Name:  Heath B. McLendon
                              Title:  Chairman of the Board


                              SSBC FUND MANAGEMENT INC.


                              By:
                                 ----------------------------
                                 Name:
                                 Title:

Accepted:

SALOMON BROTHERS ASSET
 MANAGEMENT INC.



By:
   ------------------------------
Name:
Title:

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